Exhibit 11
                                                              -------------
                                                              (Page 1 of 2)
              MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE
                  (In millions, except per share amounts)
                                (unaudited)
                                                Three months      Six months
                                                    ended            ended
                                                   June 30,         June 30,
                                                -------------    ------------
                                                1994     1993    1994    1993
                                                ----     ----    ----    ----
Primary
- -------
  Income before extraordinary item..........    $215     $178    $424     $346
  Loss on early debt retirement, less
    applicable income tax benefit...........       -       28       -       45
                                                ----     ----    ----     ----
  Net income ...............................     215      150     424      301
  Dividends on preferred stock..............       1        1       1        1
                                                ----     ----    ----     ----
  Earnings applicable to common
      stockholders............................   214      149     423      300
                                                ====     ====    ====     ====
  Add back:
  Convertible preferred stock dividends.....       1        1       1        1
                                                ----     ----    ----     ----
  Earnings as adjusted for purposes of
    computing earnings per share............    $215     $150    $424     $301
                                                ====     ====    ====     ====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ............................     540      541     541      535
  Assumed conversion of preferred stock.....      27        8      27        4
  Assumed exercise of common stock options..      45       48      45       52
  Shares of common stock assumed repurchased
    for treasury(a).........................     (37)     (43)    (36)     (46)
                                                ----     ----    ----     ----
  Adjusted shares of common stock and common
    stock equivalents for computation.......     575      554     577      545
                                                ====     ====    ====     ====
Earnings per common and common equivalent shares:
  Income before extraordinary item..........    $.37     $.32    $.73     $.63
  Loss on early debt retirement.............       -      .05       -      .08
                                                ----     ----    ----     ----
                                                $.37     $.27    $.73     $.55
                                                ====     ====    ====     ====

- --------------------------------
(a) At an average market price of $23.18 and $24.73 for the three and six months ended June 30, 1994, respectively, and $25.31 and $23.07 for the three and six months ended June 30, 1993, respectively.



                                                     Exhibit 11
                                                              -------------
                                                              (Page 2 of 2)
              MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE
                  (In millions, except per share amounts)
                                (unaudited)
                                                  Three months     Six months
                                                      ended           ended
                                                     June 30,       June 30,
                                                 -------------    ------------
                                                 1994     1993    1994    1993
                                                 ----     ----    ----    ----
Assuming Full Dilution
- ----------------------
  Income before extraordinary item..........    $215     $178    $424     $346
  Loss on early debt retirement, less
    applicable income tax benefit...........       -       28       -       45
                                                ----     ----    ----     ----
  Net income ...............................     215      150     424      301
  Dividends on preferred stock..............       1        1       1        1
                                                ----     ----    ----     ----
  Earnings applicable to common
    stockholders............................     214      149     423      300
                                                ====     ====    ====     ====
  Add back:
  Convertible preferred stock dividends.....       1        1       1        1
                                                ----     ----    ----     ----
  Earnings as adjusted for purposes of
    computing earnings per share............    $215     $150    $424     $301
                                                ====     ====    ====     ====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding ............................     540      541      541     535
  Assumed conversion of preferred stock.....      27        8       27       4
  Assumed exercise of common stock options..      45       48       45      52
  Shares of common stock assumed repurchased
    for treasury(b).........................     (37)     (38)     (36)    (37)
                                                ----     ----     ----    ----
  Adjusted shares of common stock and common
    stock equivalents for computation.......     575      559      577     554
                                                ====     ====     ====    ====
Earnings per common and common equivalent shares:
  Income before extraordinary item..........    $.37     $.32     $.73    $.62
  Loss on early debt retirement.............       -      .05        -     .08
                                                ----     ----     ----    ----
                                                $.37    $.27      $.73    $.54
                                                ====     ====     ====    ====
- --------------------------------


(b) At an average market price of $23.18 and $24.73 for the three and six months ended June 30, 1994, which is higher than the ending market price for the relevant periods then ended.

    At the ending market price of $28.75 for the three and six months ended June 30, 1993, which is higher than the average market price of $25.31 and $23.07 for the three and six months ended June 30, 1993.